Exhibit 99.2

APOGENT TECHNOLOGIES INC.

NOTICE OF GUARANTEED DELIVERY

FOR

TENDER OF

6½% SENIOR SUBORDINATED NOTES DUE 2013

IN EXCHANGE FOR

SERIES B 6½% SENIOR SUBORDINATED NOTES DUE 2013

PURSUANT TO THE PROSPECTUS DATED             , 2003

(Not To Be Used For Signature Guarantees)

This form or one substantially equivalent hereto must be used by a holder to accept the Exchange Offer of Apogent Technologies Inc., a Wisconsin corporation (the “Company”), and to tender for exchange the Company’s 6½% Senior Subordinated Notes due 2013 (the “Original Notes”) to the Exchange Agent for the Company’s newly issued Series B 6½% Senior Subordinated Notes due 2013 (the “Exchange Notes”) pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures” in the Company’s prospectus dated             , 2003 (the “Prospectus”) and in Instruction 4 to the related Letter of Transmittal. The Prospectus and the Letter of Transmittal together constitute the Company’s offer (the “Exchange Offer”) to exchange an aggregate principal amount of up to $250 million of its Exchange Notes that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like amount of its issued and outstanding Original Notes that were issued and sold in a transaction exempt from registration under the Securities Act.

The Exchange Offer and Withdrawal Period Will

Expire at 5:00 p.m. New York City Time on

            , 2003, Unless Extended (the “Expiration Date”)

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK

By Hand or Overnight Courier:	By Facsimile:

The Bank of New York
101 Barclay Street	(212) 815-6339
Corporate Trust Services Window, Ground Level
New York, New York 10286	(For Eligible Institutions Only)
Attention: Reorganization Unit

By Registered or Certified Mail:	For Information or Confirmation
By Telephone:
The Bank of New York	(212) 815-3682
Reorganization Unit
101 Barclay Street, 7E
New York, NY 10286
Attention: Mr.

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of this Notice of Guaranteed Delivery via a facsimile number other than as set forth above, will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Gentlemen and Ladies:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and related Letter of Transmittal, receipt of which are hereby acknowledged, the principal amount of the Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and the Instruction 4 to the Letter of Transmittal.

The undersigned hereby tenders the Original Notes listed below:

Certificate Number(s) (if available) of Original Notes or Account Number at DTC	Aggregate Principal Amount Represented By Original Note	Aggregate Principal Amount Tendered

PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or Authorized Signatory:	Date:
Address:

Name(s) of Registered Holder(s):	Area Code and Telephone No.:

This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear on certificates for Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

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GUARANTEE

(Not To Be Used for Signature Guarantee)

The undersigned is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondence in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934. The undersigned hereby guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Original Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of) such Original Notes into the Exchange Agent’s account at DTC as described in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures” and in the Letter of Transmittal and any other required documents, all by 5:00 p.m., New York City time, within three (3) business days following the Expiration Date.

Name of Firm:

Address:

(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:

Title:

(Please Type or Print)

Date: , 2003

Do not send Original Notes with this form. Actual surrender of Original Notes must be made pursuant to, and be accompanied by, a properly completed and duly executed

Letter of Transmittal and any other required documents.

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INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.  Delivery of this Notice of Guaranteed Delivery.    A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery or by the Letter of Transmittal or Prospectus must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. As an alternative to delivery by mail the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see the Prospectus and Instruction 4 of the Letter of Transmittal.

2.  Signatures of this Notice of Guaranteed Delivery.    If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Original Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Original Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the Original Notes, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Original Notes listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Original Notes or signed as the name of the participant is shown on DTC’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of the person’s authority to so act.

3.  Requests for Assistance or Additional Copies.    Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal or this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address specified herein and in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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